EXHIBIT 4.14

                                    GUARANTY


         FOR VALUABLE CONSIDERATIONS, receipt and sufficiency of which are hereby acknowledged, and in consideration of credit given, being given and to be given, and of other financial accommodations afforded or to be afforded by BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association formerly named Bank One, Indianapolis, National Association ("Creditor") to STARCRAFT AUTOMOTIVE GROUP, INC., an Indiana corporation ("Debtor"), the undersigned, GERALD R. STULTS ("Guarantor"), hereby unconditionally guarantees the full and prompt payment when due of the Guaranty Obligations, together with all costs, attorneys' fees and expenses paid or incurred by Creditor in endeavoring to collect the Guaranty Obligations; provided, in no event shall the liability of Guarantor hereunder exceed an amount equal to the sum of (the following sum being referred to herein as the "Maximum Payment Amount"): (i) the Maximum Guaranteed Principal Amount; plus (ii) the aggregate amount of all costs, reasonable attorneys' fees and expenses paid or incurred by Creditor in endeavoring to collect and enforce this Guaranty; plus (iii) interest accruing at the Demand Rate on the Maximum Guaranteed Principal Amount outstanding from and after the date on which Creditor demands payment under this Guaranty ("Demand Date").

         Debtor and Creditor are parties to an Amended and Restated Credit Agreement, dated November 30, 1994 with effect as of December 1, 1994, as amended by a First Amendment to Amended and Restated Credit Agreement, dated with an effective date as of March 1, 1995, a Second Amendment to Amended and Restated Credit Agreement, dated with an effective date as of January 31, 1996, a Third Amendment to Amended and Restated Credit Agreement, dated with an effective date as of January 31, 1997, a Fourth Amendment to Amended and Restated Credit Agreement dated with an effective date as of June 29, 1997, a Fifth Amendment to Amended and Restated Credit Agreement dated with an effective date as of December 31, 1997, a Sixth Amendment to Amended and Restated Credit Agreement dated with an effective date of February 10, 1997, a Seventh Amendment to Amended and Restated Credit Agreement dated with an effective date of February 27, 1998, and an Eighth Amendment to Amended and Restated Credit Agreement dated with an effective date of November 23, 1998 (such Amended and Restated Credit Agreement, as so amended to date, and as it hereafter may be modified, amended, restated and/or extended from time to time and at any time, being referred to herein as the "Credit Agreement"). Capitalized terms used in this Guaranty and not otherwise defined in this Guaranty shall have the meanings ascribed thereto in the Credit Agreement.

         This Guaranty is an absolute and unconditional guarantee of the payment of the Guaranty Obligations, and shall continue and be in full force and effect until either (i) prior to the Demand Date, the Maximum Guaranteed Principal Amount shall have been reduced to zero; (ii) all of the Guaranty Obligations shall be fully paid and no further Guaranty Obligations may thereafter arise; or
(iii) the Demand Date shall have occurred and Guarantor thereafter shall have paid fully and directly to Creditor the Maximum Payment Amount.

         The Credit Agreement contemplates that certain other Persons may guarantee payment of all or part of the Guaranty Obligations (such Persons being referred to herein collectively as the "Other Guarantors"). Guarantor acknowledges and agrees that Guarantor's liability with respect to the Guaranty Obligations shall not be diminished, discharged, released or otherwise affected in any way in the event any of the Other Guarantors fails to execute a guaranty of the Guaranty Obligations, fails to be bound thereby, fails to perform thereunder or in the event that such guaranty shall be invalid or unenforceable in whole or in part for any reason.

         Guarantor expressly waives presentment for payment, demand, notice of demand and of dishonor and nonpayment of the Guaranty Obligations, protest and notice of protest, diligence in collecting and in the bringing of suit against any other party, and Creditor shall be under no obligation to notify Guarantor of its acceptance of this Guaranty or of any advances made or credit extended on the faith hereof or the failure of Debtor to pay any of the Guaranty Obligations as they mature, or to use diligence in preserving the liability of any Person (including, without limitation, Debtor) on the Guaranty Obligations or in bringing suit to enforce collection of the Guaranty Obligations. To the full extent allowed by applicable law, Guarantor waives all defenses given to sureties or guarantors at law or in equity other than the actual payment of the Guaranty Obligations and waives, to the full extent allowed by applicable law, all defenses based upon questions as to the validity, legality or enforceability of the Guaranty Obligations.

         Creditor, without authorization from or notice to Guarantor and without impairing or affecting the liability of Guarantor hereunder, may from time to time at its discretion and with or without valuable consideration, alter, compromise, accelerate, extend or change the time or manner for the payment of any or all of the Guaranty Obligations owed to it, extend additional loans, credit and financial accommodations and otherwise create additional Guaranty Obligations, increase or reduce the rate of interest thereon, take and surrender security, exchange collateral by way of substitution, or in any way it deems necessary take, accept, withdraw, subordinate, alter, amend, modify or eliminate collateral, add or release or discharge endorsers, guarantors or other obligors (including, without limitation, Debtor) make changes of any sort whatever in the terms of payment of the Guaranty Obligations owed to it or of doing business with Debtor, settle or compromise with Debtor or any other Person or Persons liable on the Guaranty Obligations owed to it (including, without limitation, Debtor) and direct the order or manner of sale of any security or collateral, all on such terms at it may see fit, and may apply all moneys received from Debtor or others, or from any security or collateral held by it (whether held under a security instrument or not) in such manner upon the Guaranty Obligations owed to it (whether then due or not) as it may determine to be in its best interest, without in any way being required to marshal securities or assets or to apply all or any part of such moneys upon any particular part of the Guaranty Obligations. It is specifically agreed that Creditor is not required to retain, hold, protect, exercise due care with respect thereto or perfect security interests in or otherwise assure or safeguard any collateral or security for the Guaranty Obligations or the Guaranty Obligations. No exercise or nonexercise by Creditor of any right or remedy of Creditor shall in any way affect any of Guarantor's obligations hereunder or any security furnished by Guarantor or give Guarantor any recourse against Creditor.

         The liability of Guarantor hereunder shall continue notwithstanding the incapacity, death, disability, dissolution or termination of any other or others (including, without limitation, Debtor). Neither (i) the failure of Creditor to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of Debtor or of any other or others, (ii) the disallowance or avoidance under the Federal Bankruptcy Code (11 U.S.C. ss. 101 et seq., as amended) (the "Bankruptcy Code") of all or any portion of Creditor's claims for repayment of the Guaranty Obligations or any security for the Guaranty Obligations, (iii) the use of cash or non-cash collateral under Section 363 of the Bankruptcy Code or any financing, extension of credit by Creditor or grant of security interest to Creditor under Section 364 of the Bankruptcy Code, nor
(iv) any election of Creditor in a proceeding instituted under the Bankruptcy Code, including without limitation any election of the application of Section 1111(b)(2) of the Bankruptcy Code, shall affect the liability of Guarantor hereunder; nor shall Guarantor be released from liability if recovery from Debtor or any other Person becomes barred by any statute of limitations or is otherwise restricted or prevented.

         Creditor shall not be required to pursue any other remedies before invoking the benefits of the guaranty of payment contained herein, and specifically it shall not be required to exhaust its remedies against Debtor or any surety or guarantor other than Guarantor or to proceed against any security now or hereafter existing for the payment of any of the Guaranty Obligations. Creditor may maintain an action on this Guaranty whether or not Debtor is joined therein or separate action is brought against Debtor.

         Guarantor absolutely and unconditionally covenants and agrees that in the event Debtor defaults in payment of the Guaranty Obligations, or any part thereof, for any reason, when such becomes due, either by its terms or as the result of the exercise of any power to accelerate, Guarantor on demand and without further notice of dishonor and without any notice with respect to any matter or occurrence having been given to Guarantor previous to such demand, shall pay the Guaranty Obligations.

         Guarantor further agrees that to the extent Debtor, Guarantor or any other Person makes a payment or transfers an interest in any property to Creditor or the Creditor enforces any security interest or lien or exercises any rights of set-off, and such payment or transfer or proceeds of such enforcement or set-off, or any portion thereof, are subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to Debtor, Debtor's estate, a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the Guaranty Obligations or part thereof intended to be satisfied shall be revived and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and continued in full force and effect as if said payment or transfer had not been made or such enforcement or set-off had not occurred. The payment by Guarantor of any amount pursuant to this Guaranty shall not in any way entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Guaranty Obligations or any proceeds thereof, or any security therefor. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS GUARANTY OR THE CREDIT AGREEMENT, GUARANTOR HEREBY UNCONDITIONALLY WAIVES: (1) ANY CLAIM OR OTHER RIGHT, NOW EXISTING OR HEREAFTER ARISING, AGAINST DEBTOR OR ANY OTHER PERSON PRIMARILY OR CONTINGENTLY LIABLE FOR ALL OR ANY PART OF THE GUARANTY OBLIGATIONS, WHICH ARISES FROM OR BY VIRTUE OF THE EXISTENCE OR PERFORMANCE OF THIS GUARANTY, INCLUDING, WITHOUT LIMITATION: (A) ANY RIGHT OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION, INDEMNIFICATION, OR OTHER RIGHT TO PAYMENT, WHETHER OR NOT SUCH RIGHT IS REDUCED TO JUDGMENT, LIQUIDATED,
UNLIQUIDATED, FIXED, CONTINGENT, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED; OR (B) ANY RIGHT TO AN EQUITABLE REMEDY FOR BREACH OF PERFORMANCE IF SUCH BREACH GIVES RISE TO A RIGHT TO PAYMENT, WHETHER OR NOT SUCH RIGHT TO AN EQUITABLE REMEDY IS REDUCED TO A JUDGMENT,
FIXED, CONTINGENT, MATURED, UNMATURED, DISPUTED, UNDISPUTED, SECURED OR UNSECURED; AND (2) ANY RIGHT TO PARTICIPATE OR SHARE IN ANY RIGHT, REMEDY OR CLAIM OF CREDITOR AGAINST ANY OF DEBTOR'S INCOME OR ASSETS OR WITH RESPECT TO ANY COLLATERAL OR OTHER SECURITY FOR ALL OR ANY PART OF THE GUARANTY OBLIGATIONS OR ANY OTHER RIGHT OR CLAIM OF CREDITOR OF RECOURSE TO AND WITH RESPECT TO ANY ASSETS, INCOME OR PROPERTIES OF DEBTOR.

         Guarantor represents and warrants to Creditor that (i) Guarantor is solvent; (ii) the execution and delivery of this Guaranty by Guarantor was not undertaken by Guarantor with the "intent to hinder, delay, or defraud" (within the meaning of Indiana Code ss.32-2-7-14 and ss.548(a)(1) of the United States Bankruptcy Code) creditors or any other Persons; and (iii) that neither this Guaranty nor the payment or performance by Guarantor of its obligations arising under or pursuant to this Guaranty do or are intended to render Guarantor insolvent, undercapitalized or in a condition of financial stringency; and (iv) the Guaranty is a legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms. If at any time any portion of the obligations of Guarantor under this Guaranty shall be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable, the remaining portion of the Guaranty Obligations under this Guaranty shall not in any way be affected, impaired, prejudiced or disturbed thereby and shall remain valid and enforceable to the full extent permitted by applicable law. Notwithstanding anything in this Guaranty to the contrary, the liability of Guarantor hereunder shall be limited to the maximum amount which would not result in any one of the following conditions:

                  (1) this Guaranty would constitute a fraudulent transfer within the meaning of Section 548(a) of the Bankruptcy Code;

                  (2) this Guaranty would constitute a fraudulent transfer within the meaning of Ind. Codess. 32-2-7, et seq.; or -- ---

                  (3) this Guaranty would constitute a fraudulent conveyance or fraudulent transfer within the meaning of any other applicable Federal or state bankruptcy, insolvency or other similar law or judicial decision.

         All principal of and interest on all indebtedness, liabilities and obligations of Debtor to Guarantor (the "Subordinated Debt"), whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now or hereafter existing, due or to become due to Guarantor, or held or to be held by Guarantor, whether created directly or acquired by assignment or otherwise, and whether evidenced by a written instrument or not, shall be expressly subordinated to the Guaranty Obligations. Guarantor agrees not to receive or accept any payment of the Subordinated Debt at any time after and during the continuance of any Event of Default; and, in the event Guarantor receives any payment on the Subordinated Debt in violation of the foregoing, Guarantor will hold any such payment in trust for Creditor and forthwith turn it over to Creditor, in the form received, to be applied to the Guaranty Obligations.

         The rights of Creditor are cumulative and shall not be exhausted by its exercise of any of its rights under this Guaranty or otherwise against Guarantor or by any number of successive actions until and unless each and all of the obligations of Guarantor under this Guaranty have been fully performed, satisfied and discharged.

         When used in this Guaranty, each of the following terms shall have the meanings set out hereafter:

                  (a) The term "Guaranty" means this Guaranty, as the same may be amended and/or restated from time to time and at any time.

                  (b)  The  term  "Guaranty   Obligations"   means  all  of  the
         following, collectively:

                           (1) all  indebtedness,  obligations and  liabilities,
                  and all renewals and extensions thereof, now or hereafter owed by Debtor to Creditor, now existing or hereafter arising, including, without limiting the generality of the foregoing, all of the "Starcraft Obligations" (as such term is defined in the Credit Agreement); and

                           (2) all extensions, renewals, amendments, restatements or replacements of the foregoing, together with all costs, expenses and reasonable attorneys' fees incurred by Creditor in the enforcement or collection of any of the foregoing, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, joint and several, now exist or hereafter arise, or were prior to acquisition thereof by Creditor owed to some other Person.

                  (c) The term "Maximum Guaranteed Principal Amount" means an amount equal to $500,000.00 minus the product that results from multiplying .3333 times the sum of all principal payments of the Starcraft Obligations received by the Creditor after the execution and delivery of this Guaranty, excluding all payments made by Guarantor under this Guaranty or by Kelly L. Rose under a Guaranty, of even date, in favor of Creditor executed by Kelly L. Rose.

                  (d) The term "Demand Rate" shall mean the Prime Rate (as such term is defined in the Credit Agreement), plus Four Percent (4%) per annum.

         This Guaranty shall be deemed to have been made under and shall be governed by the laws of the State of Indiana in all respects and shall not be waived, altered, modified or amended as to any of its terms or provisions except in writing duly signed by Creditor and Guarantor.

         This Guaranty shall bind Guarantor and Guarantor's successors, assigns and legal representatives, and shall inure to the benefit of all transferees, credit participants, assignees, successors and endorsees of Creditor. The failure of any Person to execute or be bound by this Guaranty shall not release or affect the liability of Guarantor, and the liability of Guarantor under this Guaranty is not conditioned or contingent upon or subject in any way to obtaining or retaining the primary or secondary liability of any party or parties with respect to all or any part of the Guaranty Obligations (including, without limitation, Debtor and the Other Guarantors).

         Creditor is relying and is entitled to rely upon each and all of the provisions of this Guaranty; and accordingly if any provision or provisions of this Guaranty should be held to be invalid or ineffective, then all other provisions shall continue in full force and effect.

         As long as this Guaranty is in effect, Guarantor shall furnish to Creditor the following:

                  a. Personal Financial Statement. Not less frequently than annually, a signed personal financial statement, in such form as Creditor reasonably may request, showing in detail all of Guarantor's assets and liabilities.

                  b. Other Information. Such other information relating to the financial condition of Guarantor as Creditor may reasonably require.

         GUARANTOR AND CREDITOR (BY ITS ACCEPTANCE OF THIS GUARANTY) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG GUARANTOR AND CREDITOR ARISING IN ANY WAY OUT OF OR WHICH IN ANY WAY INVOLVES ANY OF THE RIGHTS, OBLIGATIONS OR REMEDIES OF ANY PARTY TO THIS GUARANTY OR ANY DOCUMENT EXECUTED OR DELIVERED PURSUANT TO OR OTHERWISE IN CONNECTION WITH THIS GUARANTY OR THE CREDIT AGREEMENT, OR ANY RELATIONSHIP BETWEEN GUARANTOR AND CREDITOR. THIS PROVISION IS A MATERIAL INDUCEMENT TO CREDITOR TO PROVIDE THE FINANCING DESCRIBED IN THE CREDIT AGREEMENT.

         THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS GUARANTY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO ITS CHOICE OR CONFLICTS OF LAWS PROVISIONS. GUARANTOR AGREES THAT THE COURTS OF THE STATE OF INDIANA LOCATED IN INDIANAPOLIS, INDIANA, AND THE FEDERAL COURTS
LOCATED IN THE SOUTHERN DISTRICT OF INDIANA, MARION COUNTY, HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS GUARANTY OR ANY OTHER AGREEMENT MADE IN CONNECTION HEREWITH AND GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT GUARANTOR MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT.

         Executed and delivered to Creditor as of the 23rd day of November, 1998.

                                   /s/ Gerald R. Stults
                                   ---------------------------------------------
                                   Gerald R. Stults
                                                                   ("Guarantor")